EXHIBIT 3.1

CERTIFICATE OF AMENDMENT

TO THE SECOND AMENDED AND RESTATED BY-LAWS OF

ARBINET-THEXCHANGE, INC.

As Adopted August 21, 2007 and October 30, 2007

The undersigned, being the Secretary of Arbinet-thexchange, Inc., a Delaware corporation (the “Corporation”), hereby certifies that the Board of Directors of the Corporation approved an amendment to the Second Amended and Restated By-Laws of the Corporation (the “By-Laws”), effective as of the date indicated above.

1. Section 4.2 of Article IV of the By-Laws is amended by deleting such section in its entirety and substituting therefore the following:

“4.2 Certificates of Stock. Every holder of stock of the corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by such holder in the corporation. Each such certificate shall be signed by, or in the name of the corporation by, the Chairman or Vice Chairman, if any, of the Board of Directors, or the President or a Vice President, and the Treasurer of an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these By-laws, applicable securities laws or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

There shall be set forth on the face or back of each certificate representing shares of such class or series of stock of the corporation a statement that the corporation will furnish without charge to each stockholder who so requests a copy of the full text of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Notwithstanding any other provision in these By-laws, the corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws, which system has been approved by the United States Securities and Exchange Commission. Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the corporation.”

2. Section 4.3 of Article IV of the By-Laws is amended by deleting such section in its entirety and substituting therefore the following:

“4.3. Transfer of Shares. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares, if such shares are certificated, properly endorsed or accompanied by a written assignment or power of attorney properly executed, or upon proper instructions from the holder of uncertificated shares, in each case with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.”

/s/ W. Terrell Wingfield, Jr.
W. Terrell Wingfield Jr., Secretary